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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 14, 2002


                                AIRGATE PCS, INC.

             (Exact name of Registrant as specified in its charter)


    Delaware                         027455                           58-2422929

(State or other              (Commission File Number)              (IRS Employer
  jurisdiction of                                                 Identification
  incorporation)                                                         Number)


Harris Tower, 233 Peachtree Street N.E., Suite 1700                        30303
Atlanta, Georgia

(Address of principal executive offices)                              (Zip Code)

                                 (404) 525-7272

              (Registrant's telephone number, including area code)

                                       N/A

          (Former name or former address, if changed since last report)

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Item 5.   Other Events

On February 15, 2002, AirGate PCS, Inc., a Delaware corporation ("AirGate"), issued a press release announcing reorganization and sales leadership changes stemming from the restructuring of the sales organization of the territory acquired in the recent acquisition of iPCS, Inc., a Delaware Corporation ("iPCS"). iPCS could have been in jeopardy of violating certain covenants under the iPCS Senior Secured Credit Facility in the second half of 2002. iPCS amended these covenants to ensure compliance and that the iPCS territory can achieve its business objectives. The Fourth Amendment to Amended and Restated Credit Agreement and Consent dated as of February 14, 2002, by and among iPCS Wireless, Inc., iPCS Equipment, Inc., the Lenders and Toronto Dominion (Texas), Inc. as administrative agent, is attached hereto as exhibit 10.1 and incorporated herein by reference. The Press Release is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits

(c)    Exhibits.

      Exhibit No.                       Description
      -----------                       -----------

         10.1 Fourth Amendment to Amended and Restated Credit Agreement and Consent dated as of February 14, 2002, by and among iPCS Wireless, Inc., iPCS Equipment, Inc., the Lenders and Toronto Dominion (Texas), Inc. as administrative agent.

         99.1 Press Release issued by AirGate PCS, Inc. dated February 15, 2002 announcing reorganization and sales leadership changes.

                                       2

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           AIRGATE PCS, INC. (Registrant)





Date: February 22, 2002                        By:   /s/ Alan B. Catherall
                                                  -----------------------------
                                               Name:  Alan B. Catherall
                                               Title: Chief Financial Officer

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                                  EXHIBIT INDEX

      Exhibit No.                       Description
      -----------                       -----------

         10.1 Fourth Amendment to Amended and Restated Credit Agreement and Consent dated as of February 14, 2002, by and among iPCS Wireless, Inc., iPCS Equipment, Inc., the Lenders and Toronto Dominion (Texas), Inc. as administrative agent.

         99.1 Press Release issued by AirGate PCS, Inc. dated February 15, 2002 announcing reorganization and sales leadership changes.

                                      4